Exhibit 99.1

Witness Systems Announces Record Third Quarter Results; License Revenue Grows 27 Percent over Prior Year; Cash Balance Increases to $63 Million

    ATLANTA--(BUSINESS WIRE)--Oct. 21, 2004--Witness Systems (NASDAQ: WITS), a global provider of performance optimization software and services, today announced financial results for the quarter ended September 30, 2004. Under generally accepted accounting principles (GAAP), third quarter revenue was a record $35.3 million and net income was a record
$2.9 million, or $0.11 per share, up from $0.06 per share in the second quarter and a loss of ($0.11) per share in the third quarter of last year. Excluding hardware(1), third quarter revenue was $34.0 million, compared to $26.9 million in the third quarter of 2003, an increase of 26 percent. License revenue was $12.7 million in the third quarter, an increase of 27 percent over the same period one year ago.
For the first nine months of 2004, total revenue was $102.6 million and GAAP net income was $4.9 million or $0.19 per share, compared to $74.5 million in total revenue and a loss of ($0.84) per share for the same period one year ago, which was impacted by the acquisition of Eyretel in the first quarter of 2003.
    "We accomplished a major corporate milestone in the third quarter by achieving a core operating margin of nearly 12 percent, even while we continue to increase our global R&D investment, effectively doubling our development capacity," said Dave Gould, chairman and chief executive officer for Witness Systems. "Our solid operating performance and strong cash position enable us to fund strategic investments to further our growth, while at the same time serve our customers better than ever. We continue to strengthen our competitive position in the global market by extending our VoIP solution through enhanced scalability and robust enterprise management functionality."

    Adjusted Results from Operations

    The company's internal reporting and performance measurement programs are established on a basis that excludes certain non-cash (such as amortization of intangibles) and acquisition-related charges required under GAAP. The company believes these adjusted results (non-GAAP) provide more meaningful information regarding those aspects of current operating performance that can be effectively managed, and consequently, has developed its internal reporting and compensation systems using these measures. The reporting of these non-GAAP financial measures facilitates investors' understanding of the company's historical operating trends, provides a basis for more relevant comparisons to other companies in the industry and enables investors to evaluate the company's operating performance in a manner consistent with the company's internal basis of measurement.
    Adjusted results from operations are considered supplemental information and are not intended to be a substitute for the financial results reported under GAAP. Specifically, the adjustments and their impact on reported GAAP revenue and earnings per share are as follows:


                                        Three Months    Nine Months
                                            Ended           Ended
                                       September 30,   September 30,
                                             2004           2004
                                       -------------------------------
                                       Revenue   EPS   Revenue   EPS
                                       -------- ----- --------- ------
                                       (in thousands, (in thousands,
                                         except per      except per
                                         share data)     share data)

GAAP results                           $35,257  $0.11  $102,627 $0.19
Amortization of intangible assets
 included in cost of revenue                     0.04            0.15
Amortization of intangible assets
 included in operating expenses                  0.02            0.05
Merger related and restructuring costs           0.01            0.02
Difference between income taxes and
 pro forma tax expense                          (0.07)          (0.15)
                                       -------  -----  -------- ------
Adjusted results (non-GAAP)            $35,257  $0.11  $102,627 $0.26
                                       =======  =====  ======== ======


Revenue excluding hardware(1)          $34,040          $97,140
                                       =======         ========


    (1) Hardware sales are considered incidental to, but not part of, the company's core business, which is the sale of software and services. Therefore, the company believes that increases in revenue, excluding hardware, are an important measure of its performance.

    Customers Drive Enhanced eQuality Suite

    Witness Systems continued to enhance its eQuality workforce optimization software suite, most notably its Internet protocol (IP) recording capabilities. The market-leading eQuality(R) ContactStore for IP application, built on the eQuality suite's browser-based architecture, now provides a single view of all customer contacts with new enterprise management capabilities that offer users a central point of administration when deploying large multi-site recording systems.
    During the third quarter, the company delivered enhanced enterprise reporting and drill-down analysis functionality for its eQuality(R) software. The new functionality offers pre-defined scorecards and a full range of standard reports, providing a quick and easy entry point to performance management that serves as a foundation for the company's full analytical product offering. The software leverages a new user interface based on native portal technology, which serves as the standard for Witness Systems' application suite.

    Financial Results and Outlook

    "We experienced strong operating results during the third quarter. We continue to demonstrate our ability to achieve consistent, improving financial performance. We generated approximately $7 million in cash flow from operations and ended the quarter with approximately $63 million in cash and short-term investments," said William Evans, CFO for Witness Systems.
    The company currently expects to achieve fourth quarter revenue, excluding hardware, in the range of $34.5 to $35.5 million and non-GAAP adjusted earnings (which excludes amortization of intangibles and merger-related expenses and assumes pro-forma taxes) of $0.11 to $0.12 per share. For the year, the company expects revenue, excluding hardware, to be in the range of $131.5 million to $132.5 million and for non-GAAP adjusted earnings in the range of $0.37 to $0.38 per share. On a GAAP basis, the company currently expects to report earnings for the fourth quarter of $0.10 to $0.11 per share and for the entire year of $0.29 to $0.30 per share.
    Looking forward to 2005, the company currently expects to achieve annual revenue, excluding hardware, in the range of $148 to $152 million and GAAP earnings of $0.56 to $0.60 per share, or $0.52 to $0.56 per share of non-GAAP adjusted earnings (which excludes amortization of intangibles and pro-forma taxes).

    Earnings Announcement Conference Call Details

    Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 5 p.m. ET on Thursday, October 21, 2004. The online replay will be available at approximately 7 p.m. ET.

    About Witness Systems

    Witness Systems (NASDAQ: WITS) provides the contact center industry's first integrated performance optimization software suite to help global enterprises capture customer intelligence and optimize workforce performance. The browser-based eQuality(R) software is comprised of compliance, high-volume and business-driven recording solutions for customer contact centers and IP telephony, as well as performance analysis and e-learning applications. The closed-loop suite enables companies to capture and retrieve, learn and train, and report and analyze customer interactions and back office transactions to develop staff, increase revenue, reduce costs, and achieve greater customer retention and loyalty. An integrated business consulting, implementation and training methodology provides services to support an effective, rapid deployment of eQuality that enables organizations to maximize their return on investment. For additional information about Witness Systems and its eQuality software suite, visit www.witness.com.

    Cautionary Note Regarding Forward-looking Statements: Information in this release that involves Witness Systems' expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as "anticipates," "expects," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon information available to Witness Systems as of the date of this release, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results to differ materially from current expectations include fluctuations in customer demand and the timing of orders; the company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company's markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency fluctuations; the ability of the company to complete and integrate successfully any acquisitions or investments it may make; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's quarterly report on Form 10-Q for the period ending June 30, 2004, and any other reports filed from time to time with the Securities and Exchange Commission.
    Witness, eQuality and the Witness logo are United States registered trademarks of Witness Systems, Inc., protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.

                        WITNESS SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (unaudited, dollars in thousands)


                                                Sept. 30,    Dec. 31,
                                                  2004        2003
                                               ----------- -----------

Cash and cash equivalents                         $36,417     $30,717
Short-term investments                             26,530      10,155
Accounts receivable, net                           27,694      31,707
Other current assets                                4,906       3,311
                                               ----------- -----------
     Total current assets                          95,547      75,890
Property and equipment, net                         6,057       6,141
Intangible assets, net                             11,907      20,083
Other assets                                        1,399       2,177
                                               ----------- -----------
     Total assets                                $114,910    $104,291
                                               =========== ===========

Accounts payable and accrued liabilities          $20,543     $27,227
Deferred revenue                                   23,179      19,966
                                               ----------- -----------
     Total current liabilities                     43,722      47,193
Deferred income tax liabilities                       119       3,197
Other long-term liabilities                         4,129       3,906
                                               ----------- -----------
     Total liabilities                             47,970      54,296
                                               ----------- -----------
     Total stockholders' equity                    66,940      49,995
                                               ----------- -----------
     Total liabilities and stockholders' equity  $114,910    $104,291
                                               =========== ===========




                        WITNESS SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
       (unaudited, dollars in thousands, except per share data)


                                  Three Months Ended   Year to Date
                                    September 30,      September 30,
                                  ----------------- ------------------
                                     2004     2003     2004      2003
                                  -------- -------- -------- ---------
Revenue:
  Product                         $13,925  $11,000  $41,965   $31,987
  Services                         21,332   16,897   60,662    42,464
                                  -------- -------- -------- ---------
     Total revenue                 35,257   27,897  102,627    74,451
Cost of revenue:
  Product                           2,737    2,410   10,361     7,539
  Services                          8,036    6,524   24,335    16,724
                                  -------- -------- -------- ---------
     Total cost of revenue         10,773    8,934   34,696    24,263
                                  -------- -------- -------- ---------
     Gross profit                  24,484   18,963   67,931    50,188
Operating expenses:
  Selling, general and
   administrative                  16,422   15,402   47,663    42,385
  Research and development          5,470    4,804   15,308    13,310
  Merger related and restructuring
   costs                              152    1,602      675     6,179
  Acquired in-process research and
   development charges                  -        -        -     7,840
                                  -------- -------- -------- ---------
     Total operating expenses      22,044   21,808   63,646    69,714
                                  -------- -------- -------- ---------
     Operating income (loss)        2,440   (2,845)   4,285   (19,526)
Interest and other income, net        435      321      743     1,187
                                  -------- -------- -------- ---------
     Income (loss) before
      provision for income taxes    2,875   (2,524)   5,028   (18,339)
Income tax provision (benefit)        (68)       8      101       198
                                  -------- -------- -------- ---------
     Net income (loss)             $2,943  ($2,532)  $4,927  ($18,537)
                                  ======== ======== ======== =========

Diluted net income (loss) per
 share                              $0.11   ($0.11)   $0.19    ($0.84)
                                  ======== ======== ======== =========

Shares used in computing diluted
 net income (loss) per share       26,202   22,040   25,745    21,947


    CONTACT: Witness Systems, Atlanta
             William Evans, 770-754-1915
             bevans@witness.com
                 or
             Ryan Hollenbeck, 770-754-1962
             rhollenbeck@witness.com